EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the attached Statement on Schedule 13D relating to the ordinary shares, NIS 1.0 par value per share of Magal Security Systems Ltd. is filed on behalf of each of them.

Date: January 10, 2008

                                                     /s/ Nathan Kirsh
                                                     ----------------
                                                     Mr. Nathan Kirsh

                                                     THE EURONA FOUNDATION

                                                     /s/ Nathan Kirsh
                                                     ----------------
                                                     By: Nathan Kirsh
                                                     Title: Trustee

                                                     KI CORPORATION LTD.

                                                     /s/ Nathan Kirsh
                                                     ----------------
                                                     By:  Nathan Kirsh
                                                     Title: Director

                                                     MIRA MAG INC.

                                                     /s/ Nathan Kirsh
                                                     ----------------
                                                     By: Nathan Kirsh
                                                     Title: Director